GE Capital Retail Bank
and
Green Dot Bank

AGREEMENT TO PURCHASE ASSETS
AND ASSUME LIABILITIES
dated June 7, 2013

Table of Contents
Page

	ARTICLE I
	DEFINITIONS
1.01	Definitions	2
1.02	Interpretation	6

	ARTICLE II
	TERMS OF PURCHASE AND ASSUMPTION
2.01	Purchase and Sale of Assets	7
2.02	Excluded Assets	7
2.03	Assumption of Liabilities; Excluded Liabilities	8
2.04	Transfer Taxes	8

	ARTICLE III
	CLOSING AND RELATED MATTERS
3.01	Closing	9
3.02	Pre-Closing Aggregate Deposit Balance; Post-Closing Reconciliation	9
3.03	Intentionally Omitted	10
3.04	Closing Deliveries	10
3.05	Intermediary Services	11
3.06	Obtaining Approvals	11
3.07	Closing of Transaction	12

	ARTICLE IV
	REPRESENTATIONS AND WARRANTIES
4.01	Mutual Representations and Warranties	12
4.02	Seller Representations and Warranties	13
4.03	Disclaimer of Warranties	14
4.04	Survival	14

	ARTICLE V
	CONDITIONS TO CLOSING
5.01	Conditions to Obligation of Seller	14
5.02	Conditions to Obligation of Purchaser	15

	ARTICLE VI
	INDEMNIFICATION
6.01	Indemnity of Purchaser	15
6.02	Indemnity of Seller	15

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Table of Contents
Page

6.03	Indemnification Procedures for Third Party Claims	16

	ARTICLE VII
	TERMINATION
7.01	Termination	16
7.02	Survival	17

	ARTICLE VIII
	OBLIGATIONS AFTER CLOSING
8.01	Performance of Obligations	17
8.02	Program Materials	17
8.03	License to Use Marks	18
8.04	Payments After Closing	18
8.05	Other Post-Closing Matters	18
8.06	Tax Cooperation	19
8.07	Further Assurances	19
8.08	Non-Competition	19
8.09	Servicing Agreement Obligations	19

	ARTICLE IX
	CONFIDENTIALITY
9.01	Confidentiality	20
9.02	Data Security	20

	ARTICLE X
	GENERAL PROVISIONS
10.01	Press Releases	21
10.02	Governing Law	21
10.03	WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES	21
10.04	Amendment	21
10.05	Severability	21
10.06	Notices	21
10.07	Waiver of Compliance with Bulk Sales Laws	22
10.08	Expenses; Risk of Loss	22
10.09	Counterparts	22
10.10	Parties in Interest; Assignment; Third Party Rights	23
10.11	Entire Agreement	23
10.12	Waiver	23

ii

EXHIBITS

Exhibit 1.01	–	Form of Guaranty of Green Dot Corporation
Exhibit 2.01(b)	–	Form of Assignment of Assets and Assumption of Liabilities
Exhibit 2.01(c)	–	Bank Identification Numbers
Exhibit 3.06	–	Form of Retailer Consent

iii

AGREEMENT TO PURCHASE ASSETS
AND ASSUME LIABILITIES
This AGREEMENT TO PURCHASE ASSETS AND ASSUME LIABILITIES (“Agreement”) is made and entered into this 7th day of June, 2013, by and between GE Capital Retail Bank, a federal savings bank (“Seller”), and Green Dot Bank, a bank chartered under the laws of Utah (“Purchaser”). Seller and Purchaser are sometimes referred to herein as a “Party” and collectively as the “Parties.”
WITNESSETH:
WHEREAS, Seller has entered into that certain Wal-Mart MoneyCard Program Agreement, dated as of May 27, 2010, with Wal-Mart Stores, Inc., Wal-Mart Stores Texas L.P., Wal-Mart Louisiana, LLC, Wal-Mart Stores Arkansas, LLC and Wal-Mart Stores East, L.P. (collectively, “Retailer”) and Green Dot Corporation (as amended, the “Program Agreement”);
WHEREAS, pursuant to the Program Agreement, Seller issues reloadable prepaid cards bearing Retailer's marks (the “Prepaid Cards”) that are usable in purchase and cash withdrawal transactions in a general-purpose payment card network, and in reload transactions in a load network operated by Green Dot Corporation;
WHEREAS, Seller and Green Dot Corporation, a Delaware corporation (“Parent”), have entered into that certain Card Program Services Agreement, dated October 27, 2006, under which Parent provides Seller with certain services in connection with the Prepaid Cards issued by Seller and other obligations of Seller under the Program Agreement (as amended, the “Servicing Agreement”);
WHEREAS, Purchaser desires to purchase from Seller the Prepaid Cards, and to assume from Seller certain liabilities, as set forth herein, with respect to funds accessed through use of the Prepaid Cards, and Seller's obligations to holders of Prepaid Cards (“Cardholders”) under the agreements governing use of the Prepaid Cards (the “Cardholder Agreements”);
WHEREAS, Purchaser desires to assume Seller's obligations to Retailer and Parent under the Program Agreement, including with respect to the issuance of Prepaid Cards and the operation of the Program thereunder; and
WHEREAS, Green Dot Bank is a wholly-owned subsidiary of Parent, and Parent has delivered to Seller a Guaranty by which Parent guarantees the obligations of Purchaser under this Agreement (the “Guaranty”);
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS
1.01    Definitions. As used in this Agreement, the following terms have the definitions indicated:
“Acquired Contracts” means the Program Agreement, the Appointment Agreement, the Cardholder Agreements, and the Sublicense Agreements.
“Affiliate” of a Person means a Person that directly or indirectly (through one or more intermediaries) Controls, is Controlled by, or is under common Control with such Person.
“Agreement” has the meaning specified in the preamble.
“Appeal” has the meaning assigned at Section 7.01(b).
“Appointment Agreement” means the Amended and Restated Appointment Agreement, dated May 27, 2010, between GE Capital Retail Bank (as successor to GE Money Bank) and Wal-Mart Stores, Inc.
“Assets” has the meaning assigned at Section 2.01(a).
“Assignment of Assets and Assumption of Liabilities” has the meaning assigned at Section 2.01(b).
“Assumed Liabilities” has the meaning assigned at Section 2.03(a).
“Business Day” means Monday through and including Friday, excluding federal holidays.
“Cardholder Agreements” has the meaning assigned in the recitals.
“Closing” has the meaning assigned at Section 3.01.
“Closing Date” has the meaning assigned at Section 3.01.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidential Information” means, with respect to a Party, any information concerning such Party or its Affiliates or their businesses which is furnished to the other Party by or on behalf of such Party in connection with entering into or consummating the transactions contemplated by this Agreement, together with any analyses, compilations, studies or other documents prepared by the other Party or its Representatives but only to the extent containing such confidential information; provided, however, that, notwithstanding the foregoing, the term shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the other Party or its Representatives in violation of this Agreement, (ii) becomes available to the other Party on a non-confidential basis from a Person other than such Party or its Representatives (provided, that, such Person is not bound by a confidentiality agreement with or other obligation of secrecy to such Party or its Affiliates with respect to such information), (iii) is lawfully known by the other Party or its Representatives prior to its disclosure by such Party or its Representatives, without an obligation of confidentiality to such Party or its Representatives, or (iv) is developed independently by the other Party or its Representatives without use of any of such Party's Confidential Information; provided that information concerning the series of transactions contemplated herein, the terms of the Transaction Documents and any other agreement or document executed in connection herewith shall be the Confidential Information of both Parties.
“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, indenture or credit arrangement, as trust or executor, or otherwise.
“Deposits” means Seller's liability for funds that may be accessed through use of a Prepaid Card other than a Suspected Fraudulent Card.
“Effective Time” has the meaning assigned at Section 3.01.
“Electronic File Transfer Request” has the meaning assigned at Section 3.04(b)(iii).
“Encumbrances” means all mortgages, claims, charges, liens, encumbrances, easements, restrictions, options, pledges, calls, commitments, security interests, conditional sales agreements, title retention agreements, leases and other restrictions of any kind whatsoever.
“Evidence of Payment” has the meaning assigned at Section 3.04(a)(ii).
“Excluded Assets” has the meaning assigned at Section 2.02.
“Excluded Contracts” has the meaning assigned at Section 2.02(a).
“Excluded Liabilities” has the meaning assigned at Section 2.03(b).
“Final Aggregate Deposit Balance” has the meaning assigned at Section 3.02(c).
“Final Statement” has the meaning assigned at Section 3.02(b).
“Governmental Approval” has the meaning assigned at Section 4.01(f).
“Governmental Entity” means any federal, state, local or foreign government, administrative or other agency, law enforcement agency, regulatory authority, commission, court or tribunal with jurisdiction over Seller, Purchaser, Parent or Retailer.
“Guaranty” has the meaning assigned in the recitals, and shall be in the form attached hereto as Exhibit 1.01.
“Indemnified Party” has the meaning assigned at Section 6.03(a).
“Indemnifying Party” has the meaning assigned at Section 6.03(a).

“IRS Agreement” means the agreement between Seller and the Internal Revenue Service related to purported fraudulent federal tax refunds transferred to Deposits accessed by Prepaid Cards.
“Laws” means all applicable laws, statutes, orders, rules, regulations and all applicable legally binding policies or judgments, decisions or orders entered, by any Governmental Entity.
“Liability” or “Liabilities” means any liability, debt, obligation or loss.
“Loss” or “Losses” means any and all claims, demands, losses, costs, obligations and other Liabilities, damages, recoveries, deficiencies, penalties, fines, assessments, settlements or inspection costs or expenses (whether or not known or asserted prior to the date hereof), including interest, Liabilities on account of Taxes (including interest and penalties thereon) and any legal, accounting, auditing, consulting, or other fees and expenses reasonably incurred in connection with investigating or defending any claims, actions or Proceedings, whether or not resulting in any Liability, or enforcing any right to indemnification under Article VI of this Agreement; provided, however, that the term “Losses” shall not be deemed to include lost profits, opportunity costs, any other consequential damages or punitive damages except to the extent that, in connection with a third party claim, any such profits, opportunity costs, consequential damages or punitive damages are incurred or suffered by a third party and are included in a judgment awarded to, or a settlement or compromise obtained by, a third party.
“Marks” means the marks, logos and other proprietary designations of Seller or its Affiliates that are used by Seller in the Program.
“Network Requirement” means any rule, regulation, by-law or other requirement of general application that is imposed by (a) a payment card network or load or reload network with respect to a transaction or attempted transaction involving a Prepaid Card, the Deposits or the Program, or (b) the National Automated Clearinghouse Association with respect to ACH transfers or attempted transfers to or from a Deposit, or with respect to the Prepaid Cards or the Program.
“NPI” means any “non-public personal information,” as defined under the financial privacy provisions of the Gramm-Leach-Bliley Act and regulations issued thereunder.
“Parent” has the meaning assigned in the recitals.
“Party” and “Parties” have the meaning assigned to them in the preamble.
“Person” shall mean a natural person, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity (including a Governmental Entity).
“Pre-Closing Aggregate Deposit Balance” has the meaning assigned at Section 3.02(a).
“Pre-Closing Statement” has the meaning assigned at Section 3.02(a).

“Preliminary Final Aggregate Deposit Balance” has the meaning assigned at Section 3.02(b).
“Prepaid Cards” has the meaning assigned in the recitals. For avoidance of doubt, the term “Prepaid Cards” shall not include any Deposits accessed through use of Prepaid Cards.
“Proceeding” means (i) any action, suit, or claim by any Person, or (ii) any investigation, enquiry, subpoena, request for information by any Governmental Entity, in each case whether involving a court of law, administrative body, governmental agency, arbitrator, or alternative dispute resolution mechanism, or any other forum, whether pending or threatened.
“Program” means the prepaid card program operated by Seller pursuant to the Program Agreement.
“Program Agreement” has the meaning assigned in the recitals.
“Purchaser” has the meaning specified in the preamble.
“Purchaser Officer's Certificate” has the meaning assigned at Section 3.04(b)(i).
“Records” means all books, records, contracts, agreements, customer lists and electronic media relating to the Assets and the Assumed Liabilities.
“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, legal counsel, accountant or other representative of that Person.
“Reset” has the meaning assigned in Section 8.02(a).
“Retailer” has the meaning assigned in the recitals.
“Retailer Consent” has the meaning assigned in Section 3.06.
“Seller” has the meaning assigned in the preamble.
“Seller Officer's Certificate” has the meaning assigned at Section 3.04(a)(i).
“Servicing Agreement” has the meaning assigned in the recitals.
“Sublicense Agreements” mean the Promotional Prepaid Card Agreement, effective August 17, 2012, between Visa, Wal-Mart Stores, Inc. and Seller pursuant to which Seller obtained from Visa the right to use certain marks or logos in connection with the Prepaid Cards; and the Licensed Cards Agreement, dated August 16, between Retailer, Parent, and Seller pursuant to which Seller and Parent obtained from Retailer the right to use certain marks or logos in connection with the Prepaid Cards.
“Suspected Fraudulent Card” means a Prepaid Card that Seller, in the ordinary course of business, has designated as potentially involved in a fraudulent tax refund.

“Suspected Fraudulent Deposits” means Seller's liability for funds that may be accessed through use of a Suspected Fraud Card.
“Target Date” means August 6, 2013.
“Tax Returns” means all federal, state, local, provincial and foreign returns, declarations, claims for refunds, forms, statements, reports, schedules, and information returns or statements, and any amendments thereof (including any related or supporting information or schedule attached thereto) required to be filed with any Taxing authority in connection with any Tax or Taxes.
“Taxes” or “Tax” (and, with correlative meanings, “Taxing”) means, with respect to any Person, (a) any federal, state, local, provincial or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, escheat, personal property, sales, use, ad valorem, transfer, registration, value added, advance corporation, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether or not disputed, with respect to which such Person could be held liable; and (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of (i) contract, (ii) being a transferee (within the meaning of Section 6901 of the Code or any comparable provision of foreign, state or local law) of another Person, or (iii) being a member of an affiliated or combined group.
“Third Party Approvals” has the meaning assigned at Section 4.01(g).
“Transaction Documents” means this Agreement, and the Assignment of Assets and Assumption of Liabilities.
“Transfer Taxes” has the meaning assigned at Section 2.04.
1.02    Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation,” (b) the word “or” is not exclusive and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (d) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement; (e) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by, and in accordance with, the provisions thereof and by this Agreement; and (f) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

ARTICLE II
TERMS OF PURCHASE AND ASSUMPTION
2.01    Purchase and Sale of Assets.
(a)    As of the Effective Time and subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, assign, transfer, deliver and set over to Purchaser, and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to the following assets of Seller other than the Excluded Assets (collectively, the “Assets”), free and clear of all Encumbrances:
(i)all Acquired Contracts;
(ii)all Prepaid Cards;
(iii)all Records in the possession, custody or control of Seller;
(iv)all rights granted to Seller by any payment card network to the bank identification numbers used on the Prepaid Cards, as specifically listed on Exhibit 2.01(c) hereof; and
(v)all stock of Prepaid Cards and Program marketing materials that are located in the Retailer locations or held at other facilities.
(b)    The conveyance of the Assets by Seller to Purchaser shall be effected by means of an Assignment of Assets and Assumption of Liabilities in substantially the form set forth in Exhibit 2.01(b) hereto (the “Assignment of Assets and Assumption of Liabilities”).
2.02    Excluded Assets. Seller is under no obligation to sell, assign, transfer, convey, deliver and set over and does not hereby sell, assign, transfer, convey, deliver and set over, and Purchaser is under no obligation to accept or purchase and does not hereby accept or purchase, any of the following assets, rights and properties of Seller (such excluded assets, collectively, the “Excluded Assets”):
(a)    all contracts, agreements and commitments relating to any business or line of business of Seller other than with respect to the Acquired Contracts or the Program (collectively, the “Excluded Contracts”);
(b)    all other assets, rights and properties relating to any business or line of business of Seller other than with respect to the Program, the Deposits, the Acquired Contracts and the Prepaid Cards;
(c)    all refunds or credits for any Tax imposed with respect to the Program attributable to any period ending prior to the Effective Time; and
(d)    any Suspected Fraudulent Cards.

2.03    Assumption of Liabilities; Excluded Liabilities.
(a)    Liabilities Assumed by Purchaser. As of the Effective Time, subject to the terms and conditions set forth in this Agreement, Seller shall transfer and assign to Purchaser, and Purchaser shall assume from Seller and agree to pay, perform and discharge the following Liabilities of Seller other than Excluded Liabilities (collectively, the “Assumed Liabilities”):
(i)the obligation to pay the Deposits to the extent attributable to any period commencing from and after the Effective Time;
(ii)the obligations and Liabilities of Seller under the Acquired Contracts to the extent attributable to any period commencing from and after the Effective Time; and
(iii)all Liability for Taxes imposed with respect to the Program attributable to any period (or portion thereof) commencing from and after the Effective Time.
(b)    Liabilities Not Assumed by Purchaser. Purchaser shall not assume or be liable for, and Seller shall retain, any and all of the following obligations or other Liabilities of Seller (the “Excluded Liabilities”):
(i)all obligations and Liabilities to make all disbursements with respect to the Deposits to the extent attributable to any period ending prior to the Effective Time;
(ii)all obligations and Liabilities to make disbursements with respect to the Suspected Fraud Deposits to the extent attributable to any period, whether or not such period ends prior to the Effective Time;
(iii)all other obligations or Liabilities of Seller with respect to the Program, the Acquired Contracts or the Prepaid Cards to the extent attributable to any period ending prior to the Effective Time;
(iv)the obligations and Liabilities of Seller under the Acquired Contracts to the extent attributable to any period ending prior to the Effective Time; and
(v)all Liability for Taxes imposed with respect to the Program to the extent attributable to any period ending prior to the Effective Time.
(c)    Documentation. The assumption of the Assumed Liabilities by Purchaser from Seller shall be effected by means of the Assignment of Assets and Assumption of Liabilities.
2.04    Transfer Taxes. Notwithstanding any provision in this Agreement, Purchaser will be responsible, and shall timely pay and discharge in full, any and all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, license, penalty, addition to tax, interest or assessment related thereto and similar Taxes (collectively, the “Transfer Taxes”) incident to the purchase and sale of the Assets and assumption of Assumed Liabilities, whether under Laws such Transfer Taxes are imposed on Purchaser or Seller. Each Party shall cooperate with all reasonable requests of the other Party in connection with the filing by such other Party of any Tax Returns for such Transfer Taxes no later than the due dates thereof, as such dates may be extended. Purchaser shall pay any such Transfer Taxes that may be levied on or assessed against Seller and, if Seller pays such Transfer Taxes, reimburse Seller.
ARTICLE III
CLOSING AND RELATED MATTERS
3.01    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on a mutually agreeable date (the “Closing Date”) that shall be no later than the later of (a) the Target Date, and (b) a date not later than the first Business Day that is at least thirty (30) days after the satisfaction of all conditions precedent set forth in Article V of this Agreement; provided, however, that if agreeable to both Parties, the Closing Date may be an alternative Business Day. The Closing shall be effective 12:01 a.m. on the Closing Date (“Effective Time”), or such other time as shall be mutually agreed by Seller and Purchaser.
3.02    Pre-Closing Aggregate Deposit Balance; Post-Closing Reconciliation. The Parties hereto acknowledge that the precise aggregate balance of all Deposits as of the Effective Time cannot be determined until a date after the Closing Date on account of certain uncollected funds and other contingencies affecting an accurate determination of such balance as of such date. Accordingly, the Parties hereto agree that an amount equal to the aggregate balance of all Deposits shall be paid by Seller to Purchaser as follows:
(a)Seller will pay to Purchaser at the Closing, by wire transfer in immediately available funds to an account designated by Purchaser, an amount equal to the aggregate balance of all Deposits computed as if the Effective Time occurred at the close of business on the first Business Day prior to the Closing Date (such amount, the “Pre-Closing Aggregate Deposit Balance”). At 9:00 a.m. Eastern Time on the morning of the Closing (or earlier, to the extent reasonably practicable), Purchaser shall cause Parent (as servicer in the Program) to deliver to Seller and Purchaser a statement, in form and substance reasonably acceptable to Seller and Purchaser (the “Pre-Closing Statement”), showing the computation of the Pre-Closing Aggregate Deposit Balance.
(b)After the Closing, the Parties hereto shall cooperate with all reasonable requests of the other (including giving a Party commercially reasonable access to the books and records and knowledgeable employees of the other) in the prompt determination of the final aggregate balance of all Deposits as of the Effective Time, after taking into account any increase or decreases in the amount of the Deposits on account of necessary adjustments, chargebacks, account credit, account debits, uncollected funds or otherwise, whether initially received by Seller or by Purchaser (the “Preliminary Final Aggregate Deposit Balance”). Purchaser shall cooperate with any such reasonable requests from Seller, and to deliver to Seller a statement (in form and substance reasonably acceptable to Seller and Purchaser) (the “Final Statement”) showing the computation of the Preliminary Final Aggregate Deposit Balance together with a reconciliation to the Pre-Closing Aggregate Deposit Balance. Purchaser shall deliver the Final Statement to Seller no later than ninety (90) days following the Closing Date.
(c)If a Party has any objections to the Final Statement, it shall give written notice of such objections to the other Party no later than thirty (30) calendar days following receipt of such Final Statement, in which case the Parties hereto shall act diligently and in good faith to resolve all of such Party's objections. If the Parties are unable to resolve a Party's objections within such thirty (30) day period, the Parties hereto shall submit their dispute to an independent accounting firm of recognized national standing (that shall not be the regular accounting firm of Purchaser, Seller, Retailer or Parent), that shall resolve such dispute and deliver a statement in respect thereof as soon as practicable (and the fees and expenses of such accounting firm shall be shared equally by Purchaser and Seller). The Preliminary Final Aggregate Deposit Balance shall be conclusive and binding on the Parties hereto (absent manifest error) unless a Party shall have objected to the Final Statement in accordance with the provisions hereof, in which case the Preliminary Final Aggregate Deposit Balance, as finally determined by mutual agreement of the Parties hereto or such accounting firm, as the case may be, shall be conclusive and binding on the Parties hereto (the “Final Aggregate Deposit Balance”). Not later than one (1) Business Day following the determination of the Final Aggregate Deposit Balance, (i) if the Pre-Closing Aggregate Deposit Balance is less than the Final Aggregate Deposit Balance, then Seller shall deliver to Purchaser the amount of such deficit, and (ii) if the Pre-Closing Aggregate Deposit Balance is greater than the Final Aggregate Deposit Balance, then Purchaser shall deliver to Seller the amount of such excess.
(d)All payments to be made pursuant to this Section 3.02 shall be made by wire transfer of immediately available funds to an account specified by the recipient of such funds.
3.03    Intentionally Omitted.
3.04    Closing Deliveries.
(a)Closing Deliveries of Seller. At the Closing, Seller shall deliver to Purchaser:
(i)a certificate signed by an appropriate officer of Seller stating that (A) each of the representations and warranties of Seller is true and correct in all material respects (or, if such representation and warranty is qualified by a standard of materiality, in all respects) at the Effective Time with the same force and effect as if such representations and warranties had been made at the Effective Time, and (B) Seller has duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by Seller at or before the Closing (the “Seller Officer's Certificate”);
(ii)evidence of payment to Purchaser, by wire transfer in immediately available funds to an account designated by Purchaser, of the Pre-Closing Aggregate Deposit Balance (the “Evidence of Payment”);
(iii)the Assignment of Assets and Assumption of Liabilities, duly executed by Seller; and
(iv)any required consent to assignment of the Sublicense Agreements by Seller.

(b)Closing Deliveries of Purchaser. At the Closing, Purchaser shall deliver to Seller:
(i)a certificate signed by an appropriate officer of Purchaser stating that (A) each of the representations and warranties of Purchaser is true and correct in all material respects (or, if such representation and warranty is qualified by a standard of materiality, in all respects) at the Effective Time with the same force and effect as if such representations and warranties had been made at the Effective Time, and (B) Purchaser has duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by Purchaser at or before the Closing (the “Purchaser Officer's Certificate”);
(ii)the Assignment of Assets and Assumption of Liabilities, duly executed by Purchaser; and
(iii)directions to Parent to provide Purchaser with (A) an electronic file that indicates for each Deposit the account number and outstanding principal balance thereof, and (B) a certification that such file as true and correct as of a mutually agreed upon recent date and time (the “Electronic File Transfer Request”).
3.05    Intermediary Services. Purchaser shall use commercially reasonable efforts to establish a direct connection with Retailer before the Target Date, so that Seller does not need to provide Intermediary Services (as defined in the Program Agreement).  If a direct connection between Purchaser and Retailer has not been established on or before the Closing Date, Seller will provide Intermediary Services to Purchaser for a period of not more than ninety (90) days on the same terms and conditions that Seller provided Intermediary Services before the assignment of the Program Agreement to Purchaser, which terms and conditions are hereby incorporated by reference; provided, however, that (i) Purchaser shall indemnify Seller for any claims or losses in connection with Seller's provision of the Intermediary Services, except to the extent caused by Seller's  or its Representatives' gross negligence, intentional misconduct, or violation of Law, (ii) Seller agrees to extend such ninety (90) day period for a reasonable period to accommodate a delay in establishing such direct connection that Purchaser demonstrates is attributable to Retailer; and (iii) for Intermediary Services provided by Seller after assignment of the Program Agreement to Purchaser, each month Purchaser shall pay to Seller two percent (2%) of the fees charged for the initial sale or load for which such Intermediary Services were provided in the previous month (for the avoidance of doubt, this shall serve as the only compensation to Seller with respect to the provision of Intermediary Services).
3.06    Obtaining Approvals. Each Party agrees to use commercially reasonable efforts to take the following actions, as reasonably necessary to consummate the transactions contemplated hereby: (a) timely obtain all approvals and consents from any Person other than the other Party (including all Governmental Entities), (b) timely make or give all filings with and notices to all Persons other than a Party (including all Governmental Entities), and (c) provide promptly to the other Party or to all other Persons (including all Governmental Entities) all information reasonably required to be provided to such other Party or such other Person. Without limiting the foregoing, the Parties shall use commercially reasonable efforts to obtain consent from Retailer and Parent to the transactions contemplated by this Agreement in the form attached hereto as Exhibit 3.06, or such other form as the Parties may mutually agree upon (“Retailer Consent”).
3.07    Closing of Transaction. Each Party shall (a) use its commercially reasonable efforts to cause all conditions to Closing applicable to it to be satisfied by the Target Date and to otherwise consummate the Closing by such date, and (b) promptly notify the other Party if it has any reason to believe that any condition to Closing applicable to it will not be satisfied by the Target Date. Upon request by a Party, the other Party will provide reasonable assurances to such Party that actions necessary for such other Party to take to satisfy such conditions to Closing have been or will be taken in a timely manner.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
4.01    Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:
(a)Standing. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was formed;
(b)Power. Such Party has all requisite organizational power and authority to enter into the Transaction Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby;
(c)Qualification. Such Party is duly qualified to do business in each jurisdiction in which the performance of its obligations under the Transaction Documents requires it to be so qualified;
(d)Authorization. The execution and delivery of the Transaction Documents, the performance by such Party of its obligations thereunder and the consummation by such Party of the transactions contemplated thereby have been duly authorized by all necessary organizational action on the part of such Party;
(e)Binding Agreement. Upon the execution and delivery of a Transaction Document, such Transaction Document will constitute the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting the enforcement of creditors' rights, or by general equitable principles;
(f)Governmental Approvals. The execution and delivery by such Party of the Transaction Documents, the performance by such Party of its obligations thereunder, and the consummation by such Party of the transactions contemplated thereby, will not require any notification to, filing with or consent, approval, order, authorization or other action of any Governmental Entity (“Governmental Approval”), other than (i) in the case of Purchaser, a Bank Merger Act application to be filed with the Board of Governors of the Federal Reserve System, and (ii) in the case of Seller, an application for bulk sale approval to be filed by Seller with the Office of the Comptroller of the Currency.

(g)Third Party Approvals. The execution and delivery by such Party of the Transaction Documents, the performance by such Party of its obligations thereunder, and the consummation by such Party of the transactions contemplated thereby, will not require any notification to, filing with or consent, approval, order, authorization or other action of any Person that is not a Party or a Governmental Entity (“Third Party Approvals”), other than (i) the Retailer Consent, (ii) the consent of the relevant payment card network with respect to the transfer of bank identification numbers used in the Program; and (iii) any required consent of the parties to the Sublicense Agreements other than Seller.
(h)No Conflicts. The execution and delivery by such Party of the Transaction Documents, the performance by such Party of its obligations thereunder, and the consummation of the transactions contemplated thereby (i) will not result in or cause any violation of, or constitute a default under, any provision of the articles or bylaws of such Party, (ii) will not conflict with or violate any Law (including any governmental order) applicable to or binding upon such Party, and (iii) will not conflict with, result in any breach of, constitute a default (or event that, with the giving of notice or lapse of time, or both, would become a default) under any agreement or other obligation of such Party (provided that, for purposes of this subsection (h), such Party shall be deemed to have satisfied any requirement to make or obtain all Governmental Approvals specified in Section 4.01(f) and all Third Party Approvals specified in Section 4.01(g));
(i)Legal Proceedings. There are no Proceedings pending or, to the knowledge of such Party, threatened against or affecting such Party which, individually or in the aggregate, would, if adversely determined, have a material adverse effect on such Party or the ability of such Party to consummate the transactions contemplated hereby and perform its obligations hereunder;
(j)Brokers. Neither such Party nor its Affiliates or any of their respective Representatives has employed any broker, finder or financial advisor or incurred any liability for fees or commissions in connection with the negotiations relating to or the transactions contemplated by this Agreement; and
(k)Compliance with Laws and Network Requirements. Except as otherwise disclosed in writing to Purchaser prior to the Closing, or as otherwise may be known to Purchaser or Parent, Seller has not received any notice from a payment network, a Governmental Entity or Person threatening that the Program, the Deposits, the Acquired Contracts or the Prepaid Cards have failed to comply in a material way with any Laws or Network Requirements.
4.02    Seller Representations and Warranties. Seller hereby represents and warrants to Purchaser that (a) Seller has good and marketable title to all of the Assets, free and clear of all Encumbrances, (b) after giving effect to the Closing, and subject to satisfying the requirement to make or obtain all Governmental Approvals specified in Section 4.01(f) and all Third Party Approvals specified in Section 4.01(g), Purchaser will own and have good and marketable title to the Assets, free of all Encumbrances, and (c) Purchaser's use of the Marks of Seller in accordance with the license granted under Section 8.03 will not infringe on the trademark, copyright or other intellectual property of any third party.

4.03    Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, THE SALE AND TRANSFER BY SELLER TO PURCHASER OF ALL ASSETS AND ANY ASSUMPTION OF LIABILITIES UNDER THE TRANSACTION DOCUMENTS SHALL BE MADE IN “AS IS” AND “WHERE IS” CONDITION, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ASSETS OR LIABILITIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR A SPECIFIC PURPOSE.
4.04    Survival. The representations and warranties made by a Party shall, regardless of any investigation made or to be made by or on behalf of such Party, survive the Closing and continue in full force and effect solely for a period of twelve (12) months; provided, however, that if a Person entitled to indemnification pursuant to Article VI shall have given notice of a claim for indemnification to such Party pursuant to such Article VI prior to the expiration of the applicable representation and warranty made by such, then such representation and warranty shall survive as to such claim until such time as such claim shall have been finally resolved.
ARTICLE V
CONDITIONS TO CLOSING
5.01    Conditions to Obligation of Seller. The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions precedent on or before the Closing Date, any of which may be waived by Seller:
(a)The Guaranty shall remain in full force and effect and Parent shall not be in default thereunder or indicated any unwillingness to perform its obligations thereunder;
(b)Seller shall have received the Purchaser Officer's Certificate, and the Assignment of Assets and Assumption of Liabilities, each delivered in accordance with Section 3.04(b);
(c)All Governmental Approvals and Third Party Approvals necessary to effect the transactions contemplated hereby (including the expiration of all applicable waiting periods) shall have been received;
(d)There shall not be threatened, instituted or pending any action or other Proceeding before any Governmental Entity (i) challenging the legality of the transactions contemplated by the Transaction Documents or the terms of any thereof or (ii) seeking to prohibit the transactions contemplated by the Transaction Documents;
(e)Seller shall have received all documents required to be received from Purchaser on or prior to the Closing Date, all in form and substance reasonably satisfactory to Seller; and
(f)Seller shall have entered into an agreement with the Internal Revenue Service to terminate the IRS Agreement with respect to Prepaid Cards (other than Suspected Fraudulent Cards as of the Effective Date) and Deposits in a form and substance acceptable to

Seller and, to the extent that such agreement with the IRS imposes obligations on Purchaser, to Purchaser.
5.02    Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions precedent on or before the Closing Date, any of which may be waived by Purchaser:
(a)Purchaser shall have received the Seller Officer's Certificate, the Evidence of Payment, the Assignment of Assets and Assumption of Liabilities, each delivered in accordance with Section 3.04(a), and the Electronic File Transfer Request in accordance with Section 3.04(b)(iii);
(b)All Governmental Approvals and Third Party Approvals necessary to effect the transactions contemplated hereby (including the expiration of all applicable waiting periods) shall have been received (including, but not limited to, consent to assignment of the Sublicense Agreements);
(c)There shall not be any threatened, instituted or pending any action or other Proceeding of any Governmental Entity (i) challenging the legality of the transactions contemplated by the Transaction Documents or the terms of any thereof or (ii) seeking to prohibit the transactions contemplated by the Transaction Documents; and
(d)Purchaser shall have received all documents required to be received from Seller on or prior to the Closing Date, all in form and substance reasonably satisfactory to Purchaser.
ARTICLE VI
INDEMNIFICATION
6.01    Indemnity of Purchaser. Seller will indemnify, defend, and hold harmless Purchaser and its Affiliates and each of their respective directors, officers, employees, agents, successors and permitted assigns from and against, and pay and reimburse each such Person for, any and all Losses that such Person incurs or suffers, which arise, result from or relate to (a) any breach or inaccuracy of any representation or warranty made by Seller under this Agreement, or (b) the failure by Seller to perform or comply with any of the covenants or agreements to be performed or complied with on the part of Seller under a Transaction Document.
6.02    Indemnity of Seller. Purchaser will indemnify, defend, and hold harmless Seller and its Affiliates and each of their respective directors, officers, employees, agents, successors and permitted assigns from and against, and pay and reimburse each such Person for, any and all Losses that any such Person incurs or suffers, which arise, result from or relate to (a) any breach or inaccuracy of any representation or warranty made by Purchaser under this Agreement, (b) the failure by Purchaser to perform or comply with any of the covenants or agreements to be performed or complied with on the part of Purchaser under this Agreement, and (c) any use of Seller's Marks in connection with Purchaser's operation of the Program after the Effective Time, except to the extent such Losses are attributable to Seller's violation of the intellectual property rights of another Person.

6.03    Indemnification Procedures for Third Party Claims.
(a)A Person entitled to indemnification under this Article VI (an “Indemnified Party”) will give prompt written notice to the Party obligated to provide the indemnity hereunder (the “Indemnifying Party”) of any claim, assertion, event, condition or proceeding by any third party concerning any liability or damage as to which the Indemnified Party may request indemnification under this Article VI. The failure to give such notice will not relieve the Indemnifying Party from liability hereunder unless and solely to the extent the Indemnifying Party did not know of such event and such failure results in the forfeiture of substantial rights or defenses.
(b)An Indemnifying Party will have the right, upon written notice to the Indemnified Party, to conduct at its expense the defense against any third party claim in its own name, or, if necessary, in the name of the Indemnified Party. When the Indemnifying Party assumes the defense, the Indemnified Party will have the right to approve the defense counsel and the Indemnified Party will have no liability for any compromise or settlement of any claim that is effected without its prior written consent, unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and such compromise or settlement includes a release of each Indemnified Party from any liabilities arising out of the third party claim.
(c)If the Indemnifying Party delivers a notice electing to conduct the defense of a third party claim, the Indemnified Party will, at the Indemnifying Party's expense, cooperate with and make available to the Indemnifying Party such assistance, personnel, witnesses and materials as the Indemnifying Party may reasonably request. If the Indemnifying Party does not deliver a notice electing to conduct the defense of a third party claim, the Indemnified Party will have the sole right to conduct such defense and the Indemnified Party may pay, compromise or defend such third party claim or proceeding at the Indemnifying Party's expense. Regardless of whether the Indemnifying Party defends the third party claim, the Indemnified Party will have the right at its sole expense to participate in the defense assisted by counsel of its own choosing.
ARTICLE VII
TERMINATION
7.01    Termination.
(a)A Party may, upon prior written notice to the other Party, terminate this Agreement if the other Party fails to comply with any representation, warranty, covenant or agreement hereunder if such breach is incapable of being cured by the breaching Party or, if capable of being cured, is not cured by the breaching Party within thirty (30) days after written notice of such breach from the non-breaching Party.
(b)A Party may, upon written notice to the other Party, terminate this Agreement if any request for a Governmental Approval needed to consummate the transactions contemplated hereby is finally denied or disapproved by the respective Governmental Authority; provided, however, that a request for additional information from, or undertakings by, the applicant, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the applicant diligently provides the requested information or agrees to the requested undertaking. If any Governmental Authority requests that an application be withdrawn and the applicant, in consultation with the other Party to this Agreement, is unable to resolve the concern or objections of such Governmental Authority within a reasonable period of time, the regulatory application shall be deemed to have been denied. If an application is denied but is subject to an appeal, petition for review, or similar such act on the part of the applicant (hereinafter referred to as the “Appeal”), then the application will be deemed denied unless the applicant and the other Party agree (as determined in their sole and absolute discretion) in writing to appeal the denial and the applicant prepares and timely files such Appeal and continues the appellate process for purposes of obtaining the necessary approval; provided, however, that each Party shall have the right, at its election, to terminate this Agreement if such Appeal remains unresolved for a period exceeding thirty (30) days.
(c)A Party may, upon written notice to the other Party, terminate this Agreement if the Closing shall not have occurred on or before December 31, 2013; provided, however, that the right to terminate this Agreement pursuant to this clause (c) by a Party hereto shall not be available to a Party whose failure to fulfill any obligation under this Agreement or satisfy any condition hereunder, in violation of any provision contained herein, shall have been the cause of the failure of the Closing to occur on or before such date. Such termination shall be without penalty to any Party.
(d)Seller may, upon written notice to Purchaser, terminate this Agreement if Parent breaches or repudiates any material representation, warranty, covenant or obligation under the Guaranty; provided, however, that Seller shall give Purchaser and Parent written notice and not less than fifteen (15) business days to cure any such breach.
7.02    Survival. The provisions of Sections 2.04, 3.05 and 4.04, Article VI, this Section 7.02, Article VIII, and Articles IX and X shall survive termination of this Agreement; provided, however, that Seller reserves the right to terminate the provisions of Section 8.03 upon written notice to Purchaser if Purchaser breaches any material representation, warranty, covenant or obligation of this Agreement that survives termination hereof or Parent breaches any material representation, warranty, covenant or obligation under the Guaranty; provided, however, that Seller shall give Purchaser written notice and not less than fifteen (15) business days to cure any such breach.
ARTICLE VIII
OBLIGATIONS AFTER CLOSING
8.01    Performance of Obligations. After the Effective Time, Purchaser shall pay, honor, perform and otherwise discharge the Assumed Liabilities in accordance with the terms thereof, and shall comply with all Laws and Network Requirements with respect to the Purchased Assets and the Assumed Liabilities.
8.02    Program Materials. Purchaser shall use commercially reasonable efforts to take the following actions as soon as reasonably practicable after the Closing Date: (a) after utilizing existing inventory, replace existing card stock, signage or display materials in Retailer locations or use in the Program (a “Reset”) that contain Seller's Marks or indicate Seller as the issuer of the Prepaid Cards; (b) to the extent not otherwise required prior to Closing by any Governmental Entity, Laws or Network Requirements, notify Cardholders (for whom valid addresses are available) of Purchaser's purchase and assumption of their Prepaid Card, Cardholder Agreement and Deposit (which notices shall be in form and content mutually agreed upon by the Parties); and (c) re-issue any Prepaid Cards in its own name and without Seller's Marks only with respect to lost, stolen, damaged, destroyed or expired Prepaid Cards; provided, however that Purchaser shall complete the Reset and perform its obligations under Section 8.02(b) no later than ninety (90) days after the Closing Date.
8.03    License to Use Marks. Seller grants to Purchaser a non-exclusive, non-transferable, royalty-free license to use the Marks in connection with Purchaser's performance of the Assumed Liabilities, until Purchaser is required to cease using the Marks under Section 8.02. Purchaser will use the Marks in accordance with commercially reasonable written instructions provided to Purchaser by Seller. Except as expressly provided in this Section 8.03, Purchaser: (a) is not acquiring any right, title or interest in the Marks and will not take any action inconsistent with the Seller's ownership of the Marks; and (b) shall not use name or any related mark, logo or similar proprietary designation of Seller or its Affiliates. Any goodwill arising from Purchaser's use of Seller's Marks will inure solely to the benefit of Seller.
8.04    Payments After Closing. All payments and reimbursements by any third party after the Effective Time in the name of or to a Party to which the other Party is entitled in accordance with the provisions of this Agreement shall be held by such Party as custodian for the other Party and, as soon as practicable but in any event not later than ten (10) Business Days of receipt by such Party of any such payment or reimbursement, such Party shall pay over to the other Party the amount of such payment or reimbursement.
8.05    Other Post-Closing Matters.
(a)If after the Closing Date, Seller in good faith determines that it is obligated to honor a demand from any Person (including a holder of a Prepaid Card or the Internal Revenue Service) for payment or remittance of any Deposit assumed by Purchaser pursuant to this Agreement, or any portion thereof, and Seller notifies Purchaser of such determination, then: (i) promptly after receiving such notification, Purchaser shall freeze the Deposit or portion thereof with respect to which the Purchaser was notified and not allow any additional withdrawal or use of such frozen amount of the Deposit; and (ii) upon confirmation that Seller has paid or remitted the amounts for which Seller in good faith determined it was obligated to pay or remit, Purchaser shall promptly transfer such frozen amount to Seller; provided, however, that (A) Purchaser shall not be obligated to freeze a Deposit or transfer funds to Seller from such a frozen Deposit to the extent that such actions would violate Law or Purchaser's obligations to the Cardholder, and (B) Seller shall indemnify Purchaser against any third party claims asserted against Purchaser that are directly attributable to Purchaser's compliance with Seller's request to freeze a Deposit and/or transfer to Seller any amounts with respect thereto pursuant to this Section 8.05(a).
(b)If after the Closing Date, Seller determines that a Suspected Fraudulent Deposit should be refunded to a Cardholder, Purchaser agrees to process a refund to such Cardholder on Seller's behalf, as long as Seller reimburses Purchaser for the amount refunded and provides Purchaser with the address to which the refund check should be sent by ordinary mail.
(c)If after the Closing Date, a Retailer sells any Prepaid Card bearing Seller's Marks to a Cardholder, then (i) Purchaser will, at the time each such Prepaid Card is activated (A) notify the Cardholder activating the Prepaid Card, using language agreeable to Seller, that Purchaser shall be the issuing bank of such Prepaid Card, and (B) offer to refund to the Cardholder any funds on such Prepaid Card and any purchase price for the Prepaid Card paid by the Cardholder, at no cost to the Cardholder, if the Cardholder objects to going forward with activating his or her Prepaid Card; and (ii) for a period of at least six (6) months after the purchase of the Prepaid Card, not impose any change in terms that is adverse to the consumer with respect to fees and charges imposed on the Cardholder or that shall cause such sale to have been unfair or deceptive, except as may be required by Law or with Seller's prior written consent.
8.06    Tax Cooperation. Seller and Purchaser agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Program as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, for the prosecution or defense of any action relating to any proposed adjustment.  Seller and Purchaser shall use commercially reasonable efforts to cooperate with each other in the conduct of any audit or other proceedings involving the Program for any Tax purposes. This Section 8.06 shall not be construed to require Seller or Purchaser to make available its Tax Returns (or any other information relating to its Taxes that it deems confidential).
8.07    Further Assurances. On and after the Closing Date, each Party shall, from time to time and at its own cost and expense: (a) give such further commercially reasonable assistance to the other Party and shall execute, acknowledge and deliver such acknowledgments and other instruments and take such further actions as may be reasonably necessary or appropriate, or reasonably requested by the other Party, effectively to vest in Purchaser full, legal and equitable title to the Assets to enable Purchaser to perform and discharge the Assumed Liabilities assumed by Purchaser hereunder, to evidence and effect the sale, delivery and transfer of the Assets to Purchaser, to confirm or evidence the assumption by Purchaser of the Assumed Liabilities; and (b) promptly notify the other Party if it receives notice of any matter related to the Program that affects the other Party's rights or obligations and use good faith efforts to address any such matters in a cooperative manner.
8.08    Non-Competition. Beginning on the Closing Date, and until December 31, 2015, Seller will not enter into an arrangement with a Retailer under which Seller provides a general purpose, reloadable prepaid card bearing Retailer's marks, logos, or other proprietary designations or otherwise offered at Retailer.
8.09    Servicing Agreement Obligations. Nothing in this Agreement shall serve to release any party to the Servicing Agreement from any indemnity obligations under the Servicing Agreement or any liability under the Servicing Agreement for any act or omission prior to the Closing Date.

ARTICLE IX
CONFIDENTIALITY
9.01    Confidentiality.
(a)From and after the execution of this Agreement, each Party shall keep confidential and not disclose to any third party all Confidential Information of the other Party, and shall not use the Confidential Information of the other Party for any purpose other than performing or enforcing its rights and obligations under this Agreement. Each Party shall use reasonable efforts to protect the Confidential Information of the other Party from unauthorized use, disclosure or duplication.
(b)Notwithstanding subsection (a), a Party may use and disclose Confidential Information of the other Party (i) to the extent required by Law, including under securities disclosure laws, or upon the request of any Governmental Entity having regulatory jurisdiction over such Party or an Affiliate of such Party; provided, in either case, that each Party shall, to the extent practicable and permitted by Law, provide advance notice to the other Party prior to any such disclosure; and (ii) to its Representatives (including such Party's auditors and counsel) and other third parties in connection with performance of its obligations or enforcement of its rights under this Agreement, in either case to the extent there is a need-to-know; provided, that, (A) such Representative or third party agrees to be bound by confidentiality provisions that are substantially the same as this Section 9.01, and (B) such Party shall be liable to the other Party if an Representative or third party to whom such Party provides Confidential Information of the other Party uses or discloses such Confidential Information in a manner that would violate this Section 9.01 if used or disclosed by such Party.
9.02    Data Security.
(a)To the extent that Seller provides Purchaser or its Representatives with NPI from the Program in connection with this Agreement, Purchaser shall establish and maintain appropriate administrative, technical and physical safeguards designed to (a) protect the security, confidentiality and integrity of such NPI, (b) ensure against any anticipated threats or hazards to its security and integrity of such NPI, (c) protect against unauthorized access to or use of such NPI or associated records which could result in substantial harm or inconvenience to any Cardholder or other Person, and (d) ensure the secure disposal of such NPI if this Agreement is terminated without Closing, except to the extent that Purchaser has other rights to use and disclose such NPI. If Purchaser becomes aware of any unauthorized use, modification, destruction or disclosure of, or access to, such NPI, Purchaser shall, as soon as practicable, notify Seller and shall cooperate with the reasonable requests of Seller to assess the nature and scope of such incident, to contain and control such incident to prevent further unauthorized access to or use of such NPI, and to provide prompt notice to any affected Cardholder or other Person.
(b)To the extent that Seller retains NPI from the Program after the Closing, Seller shall establish and maintain, at Seller's expense, appropriate administrative, technical and physical safeguards designed to (a) protect the security, confidentiality and integrity of such NPI, (b) ensure against any anticipated threats or hazards to its security and integrity of such

NPI, (c) protect against unauthorized access to or use of such NPI or associated records which could result in substantial harm or inconvenience to any Cardholder or other Person, and (d) ensure the secure disposal of such NPI. If Seller becomes aware of any unauthorized use, modification, destruction or disclosure of, or access to, such NPI, Seller shall, as soon as practicable, notify Purchaser and shall, at Seller's expense, cooperate with the reasonable requests of Purchaser to assess the nature and scope of such incident, to contain and control such incident to prevent further unauthorized access to or use of such NPI, and to provide prompt notice to any affected Cardholder or other Person.
ARTICLE X
GENERAL PROVISIONS
10.01    Press Releases. Each Party agrees that any press release or other public announcement by such Party pertaining to the transactions contemplated hereby shall be coordinated with the other Party; provided, however, that nothing contained herein shall prohibit a Party from making any disclosure which its counsel deems necessary by Law.
10.02    Governing Law. This Agreement and any and all related matters shall be governed by and construed and interpreted in accordance with the internal laws of the State of Utah applicable to contracts made and performed in such State without regard to its conflict of law principles.
10.03    WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES.
(a)EACH PARTY HEREBY UNCONDITIONALLY WAIVES ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SIMILAR DAMAGES RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT AN INDEMNIFYING PARTY'S OBLIGATION TO INDEMNITY FOR SUCH DAMAGES IN CONNECTION WITH THIRD PARTY CLAIMS.
(b)EACH PARTY HEREBY UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
10.04    Amendment. Any amendment of this Agreement must be in writing and duly executed by both Parties.
10.05    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to this Agreement to the extent possible.
10.06    Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given or made (a) on the date of delivery, if personally delivered to the Person identified below, (b) three

(3) Business Days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, and (c) one (1) Business Day after delivery to any overnight express courier service, addressed as follows (until notice of another address or additional addresses has been received by the other Party):
If to Seller:
GE Capital Retail Bank
170 West Election Road, Suite 125
Draper, Utah 84020
Attention: President
With copy to:
GE Retail Finance
777 Long Ridge Road
Stamford, CT 06902
Attention: General Counsel
If to Purchaser, to:
Green Dot Bank
1675 North Freedom Blvd.
Provo, Utah 84604
Attention: Chief Executive Officer
With copy to:
Green Dot Corporation
3465 East Foothill Boulevard
Pasadena, California 91107
Attention: General Counsel
10.07    Waiver of Compliance with Bulk Sales Laws. The Parties hereby waive compliance by them in connection with the transactions contemplated by this Agreement with the provisions of Article 6 of the Uniform Commercial Code as adopted in states where any of the Assets are located, and any other applicable bulk sales laws with respect to or requiring notice to any of the Seller's creditors, in effect as of the Closing Date.
10.08    Expenses; Risk of Loss. Except as otherwise provided herein, each Party will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.
10.09    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. The Parties may execute and deliver this Agreement electronically, including by facsimile.

10.10    Parties in Interest; Assignment; Third Party Rights. All covenants and agreements contained in this Agreement by or on behalf of a Party shall bind and inure to the benefit of its respective successors and permitted assigns. A Party may not, however, assign its rights hereunder or delegate its obligations hereunder to any other Person without the express prior written consent of the other Party hereto. It is the intention of the Parties that nothing in this Agreement shall be deemed to create any right with respect to any Person other than a Party, except to the extent that a Person is entitled to indemnity as expressly provided in Article VI.
10.11    Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes and contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes any prior agreement between the Parties.
10.12    Waiver. The waiver of a breach of any term or condition of this Agreement must be in writing signed by the Party sought to be charged with such waiver and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GE CAPITAL RETAIL BANK

By:	/s/ Margaret M. Keane
Name:	Margaret M. Keane
Title:	CEO, GE Capital Retail Bank

GREEN DOT BANK

By:	/s/ Lewis Goodwin
Name:	Lewis Goodwin
Title:	President and CEO

EXHIBIT 1.01
GUARANTY
This GUARANTY, dated June 7, 2013 (the “Guaranty”), is given by Green Dot Corporation, a Delaware corporation (the “Guarantor”), in favor of GE Capital Retail Bank, a federal savings bank (the “Seller”).
1.    Unconditional Guaranty. In consideration of and to induce the Seller to consummate the transactions contemplated by that certain Agreement to Purchase Assets and Assume Liabilities, dated June 7, 2013 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Purchase Agreement”; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement), by and between the Seller and Green Dot Bank, a bank chartered under the laws of Utah (the “Purchaser”) and a wholly-owned subsidiary of the Guarantor, the Guarantor unconditionally, absolutely and irrevocably hereby guarantees to the Seller and its successors and assigns the obligations to indemnify, pay and reimburse the Seller for Losses pursuant to Article VI of the Purchase Agreement (collectively, the “Obligations”), in accordance with the terms hereof. The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Seller in enforcing this Guaranty or any Obligations.
This Guaranty is a present, irrevocable and continuing guaranty of payment and is not limited to a guaranty of collectability. The Guarantor agrees that the Seller may resort to the Guarantor for payment or performance of any of the Obligations, when due, whether or not the Purchaser has proceeded against any other obligor principally or secondarily liable for any Obligations, including the Purchaser. The Seller shall not be obligated to file any claim relating to the Obligations against the Purchaser, including any claim in the event that the Purchaser becomes subject to a bankruptcy, insolvency, reorganization or similar proceeding, and the failure of the Seller to file any such claim in such instance shall not affect the Guarantor's obligations hereunder.
2.    Absolute Guaranty. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Obligations under or in respect of the Purchase Agreement or any other Transaction Document, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Purchaser or whether the Seller or any other party is joined in any such action or actions. The obligations and liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(a)    any change or extension in the time of any payment of, or in any other term of, all or any of the Obligations under or in respect of the Purchase Agreement or any other Transaction Document, or any other amendment, modification, supplement or waiver of or any consent to departure from the Purchase Agreement or any other Transaction Document; or

(b)    any change, restructuring or termination of the corporate structure or existence of the Seller, the Purchaser or the Guarantor; or
(c)    the absence of any notice to, or knowledge by, the Guarantor of the existence or occurrence of any of the matters or events described in clauses (a) and (b) above.
3.    Waivers. The Guarantor unconditionally waives, to the fullest extent permitted by applicable law, (a) notice of acceptance of this Guaranty and notice of any of the matters referred to in Section 2 above, (b) all notices which may be required by statute, rule of law or otherwise to preserve intact any rights of the Seller, including without limitation the presentment to or demand of payment from anyone whomsoever may be liable upon any of the Obligations, including presentment, demand, protest, proof of notice or notice of dishonor, and all other notices whatsoever, (c) any right to the enforcement, assertion or exercise by the Seller of any right, power, privilege or remedy conferred under the Purchase Agreement or any Other Transaction Document, (d) all defenses based upon diligence, (e) any right to require the Seller or any other person to (i) proceed against or exhaust any remedy against the Purchaser, (ii) pursue any other remedy in the Seller's power or (iii) proceed against any other person who may be liable to the Seller for any of the Obligations in whole or in part, (f) any right that any action or other proceeding be brought against the Purchaser or any other person or that any other remedy be exercised against the Purchaser or any other person, or (g) any other circumstance that might otherwise constitute a defense available to the Guarantor or a discharge of the Guarantor other than any defense that could be raised by the Purchaser to the payment or performance of the underlying Obligation, but excluding any defense based on any event of bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium or other similar event, circumstance or condition affecting the Purchaser. The Guarantor further waives any right it has or that may be conferred upon it, by statute, regulation or otherwise, to cancel, revoke or terminate this Guaranty.
4.    Consents. The Guarantor agrees that the Seller may at any time extend the time of payment of any of the Obligations, or make any agreement with the Purchaser or with any other party or person liable on any of the Obligations, for the extension, payment, compromise, discharge or release of any unpaid or unperformed portion of the Obligations (in whole or in part), or for any modification of or amendment to the terms thereof or of any agreement between the Seller and the Purchaser or any such other party or person, without in any way impairing or affecting this Guaranty for any then outstanding unpaid or unperformed Obligations.
5.    Rights. No failure by the Seller to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Seller of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Seller or allowed by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power.
6.    Reinstatement. This Guaranty is absolute and unconditional and shall remain in full force and effect and be binding upon the Guarantor and its successors and assigns until all of the Obligations terminate or have been satisfied in full. In the event that any payment, transfer or conveyance by the Purchaser in respect of any Obligations is rescinded or must otherwise be returned or restored to the Purchaser (and such payment is in fact so returned or restored to the Purchaser) as a result of the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like, of the Purchaser, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Purchaser of all or any substantial part of its property, this Guaranty shall be reinstated and the Guarantor shall remain liable hereunder in respect of such Obligations as if such payment, transfer or conveyance had not been made.
7.    Amendment. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Seller.
8.    Representations. The Guarantor hereby represents and warrants to the Seller as follows: (a) the Guarantor is a corporation duly incorporated and validly existing in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to execute and deliver this Guaranty and to perform all of its obligations set forth herein; (b) this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and (c) the execution, delivery and performance of the obligations set forth herein by the Guarantor shall not (i) constitute a breach or other violation of the articles of incorporation and bylaws of the Guarantor, (ii) result in the violation of any order, writ, judgment, injunction or decree issued by any governmental or judicial body to which the Guarantor is bound or (iii) constitute a breach, default or other violation of the provisions of any indenture, mortgage, loan agreement or other instrument of indebtedness or collateral security agreement or any other material contract to which the Guarantor is a party or otherwise bound.
9.    Governing Law; Waiver of Jury Trial. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts entered into and to be fully performed in such State, without reference to its conflict of laws principles. EACH OF THE SELLER AND THE GUARANTOR HEREBY UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE PURCHASE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
10.    Assignment; Successors. The Guarantor shall not assign this Guaranty or delegate any of its obligations hereunder to any other person without the prior written consent of the Seller. This Guaranty shall inure to the parties hereto and their respective successors and permitted assigns; provided, however, that this Guaranty shall be binding upon any entity (a) into or with which the Guarantor shall merge or consolidate or otherwise reorganize, if the Guarantor is not the surviving entity, or (b) which shall have purchased all or substantially of the assets of the Guarantor.

11.    Notice. Each notice or communication under this Guaranty shall be made in writing and shall be given by registered or certified mail (postage prepaid, return receipt requested), nationally recognized overnight delivery service, or personally delivered to the address provided below:

If to the Guarantor:	Green Dot Corporation
3465 East Foothill Boulevard
Pasadena, California 91107
Attention: General Counsel

If to the Seller:	GE Capital Retail Bank
170 West Election Road, Suite 125
Draper, Utah 84020
Attention: President

[The remainder of this page left intentionally blank]

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the Guarantor to the Seller as of the date first above written.

GREEN DOT CORPORATION

		By:	/s/ Steven Streit
		Name:	Steven Streit
		Title:	CEO

Acknowledged and agreed:
GE CAPITAL RETAIL BANK

By:	/s/ Margaret M. Keane
Name:	Margaret M. Keane
Title:	CEO, GE Capital Retail Bank

EXHIBIT 2.01(b)
ASSIGNMENT OF ASSETS AND ASSUMPTION
OF LIABILITIES
This Assignment of Assets and Assumption of Liabilities (this “Assignment of Assets and Assumption of Liabilities”) is dated this 7th day of June, 2013, by and between GE Capital Retail Bank, a federal savings bank (“Seller”), and Green Dot Bank, a bank chartered under the laws of Utah (“Purchaser”). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement to Purchase Assets and Assume Liabilities, dated as of June 7, 2013, between Seller and Purchaser (the “Agreement”).
WITNESSETH:
WHEREAS, Seller and Purchaser entered into the Agreement, which provides for the assignment by Seller of all of its rights and interest in and to the Assets, and the assumption by Purchaser of the Assumed Liabilities, all as set forth and further described in the Agreement.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Seller and Purchaser, Seller hereby assigns, transfers and sets over to Purchaser all of Seller's rights, title and interest in, to and under, and Purchaser does hereby assume and agrees to discharge in accordance with their respective terms all of Seller's liabilities and obligations with respect to, all of the Assets and Assumed Liabilities, in each case in accordance with but subject to the provisions of the Agreement. The assignment and assumption contemplated hereby shall be effective as of the Effective Time.
This Assignment of Assets and Assumption of Deposit Liabilities shall be binding upon and shall inure to the benefit of Seller, Purchaser and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.
This Assignment of Assets and Assumption of Deposit Liabilities, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts made in and to be fully performed in such State (without giving effect to principles of conflicts of laws) and applicable federal laws and regulations.
This Assignment of Assets and Assumption of Deposit Liabilities may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Assets and Assumption of Deposit Liabilities to be executed as of the date first above written.

GE CAPITAL RETAIL BANK

By:	/s/ Margaret M. Keane
Name:	Margaret M. Keane
Title:	CEO, GE Capital Retail Bank

GREEN DOT BANK

By:	/s/ Lewis Goodwin
Name:	Lewis Goodwin
Title:	President and CEO

EXHIBIT 2.01(c)
[List of BINs to be attached]

EXHIBIT 3.06

CONSENT TO ASSIGNMENT OF ASSETS AND ASSUMPTION OF LIABILITIES
This Consent to Assignment of Assets and Assumption of Liabilities (“Consent”) is provided by Wal-Mart Stores, Inc., a Delaware corporation, Wal-Mart Stores Texas L.P., a Texas limited partnership, Wal-Mart Louisiana, LLC, a Delaware limited liability company, Wal-Mart Stores Arkansas, LLC, a limited liability company formed under the laws of Arkansas, and Wal-Mart Stores East, L.P., a limited partnership formed under the laws of Delaware (each individually a “Retailer”), and Green Dot Corporation, a Delaware corporation (“Green Dot”) as of this 7th day of June, 2013. The Retailers and Green Dot are sometimes referred in this Consent as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, the Retailers, GE Capital Retail Bank, f/k/a GE Money Bank, a federal savings bank (“Seller”), and Green Dot are parties to that certain Walmart MoneyCard Program Agreement, dated as of May 27, 2010 (as amended, the “Program Agreement”);
WHEREAS, pursuant to the Program Agreement, Seller issues prepaid cards bearing Retailers' marks that are usable in a general-purpose payment card network and reloadable in a load network operated by Green Dot (“Prepaid Cards”);
WHEREAS, in connection with the Program Agreement, Wal-Mart Stores, Inc and Seller (as successor to GE Money Bank) are parties to an Amended and Restated Appointment Agreement, dated May 27, 2010 (the “Appointment Agreement”);
WHEREAS, in connection with the Prepaid Card program operated under the Program Agreement (the “Program”), Wal-Mart Stores, Inc., Seller (as successor to GE Money Bank) and Visa USA Inc. have entered into a Sublicense Agreement, dated August 17, 2012, which allows certain marks or logos to be used on Prepaid Cards issued in the Program (the “Sublicense Agreement”);
WHEREAS, Seller and Green Dot Bank, a bank chartered under Utah law (“Purchaser”), have entered into an Agreement to Purchase Assets and Assume Liabilities, dated June 7, 2013 (“Purchase and Assumption Agreement”);
WHEREAS, pursuant to the Purchase and Assumption Agreement, Seller will assign to Purchaser all of Seller's interest in (i) the Prepaid Cards, the cardholder agreements governing the use of the Prepaid Cards (the “Cardholder Agreements”), and the funds accessed through use of the Prepaid Cards (the “Deposits”), and (ii) the Program Agreement, the Appointment Agreement and the Sublicense Agreement (collectively the “Program Contracts”)
WHEREAS, pursuant to the Purchase and Assumption Agreement, Purchaser will assume Seller's obligations with respect to the Cardholder Agreements, the Deposits and the Program Contracts (collectively, the “Obligations”);

NOW, THEREFORE, in consideration of the following terms and conditions, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.    Consent. Each Party hereby irrevocably consents to (a) the assignment to Purchaser of the Prepaid Cards, the Cardholder Agreements, the Deposits and the Program Contracts, and (b) the assumption by Purchaser of the Obligations.

2.    Release. Each Party hereby unconditionally and fully releases and forever discharges Seller and each of its future, present and former officers, directors employees, attorneys, affiliates, successors and assigns, from any and all Obligations owing (or that may become owing) to such Party but only to the extent that Purchaser assumes such Obligations under the Purchase and Assumption Agreement.

3.    Substitution. Each Party agrees that Purchaser shall be substituted for Seller under the Program Contracts automatically upon assumption by Purchaser of Seller's Obligations thereunder, and that such Party shall look solely to Purchaser for performance of all of Seller's Obligations under the Program Contracts but only to the extent Purchaser assumes such Obligations under the Purchase and Assumption Agreement.

4.    Other Action. Each Party acknowledges and agrees that, notwithstanding any provision of the Program Contracts, no other action involving such Party (including any other notice, consent or agreement) is necessary to complete the assignment, release and substitution contemplated by Sections 1 through 3, other than execution of this Consent by such Party.

5.    Conflict. If the terms and conditions of this Consent conflict with any terms or conditions of the Program Agreement, the terms and conditions of this Consent shall control.

6.    Continuation. Except as expressly provided in this Consent, the terms and conditions of the Program Agreement shall remain in full force and effect.

7.    Counterparts. This Consent may be executed in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement.

8.    Electronic Delivery. A Party may execute and deliver this Consent electronically, including by facsimile.

IN WITNESS WHEREOF, the Parties hereto have caused this Consent to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

WAL-MART STORES, INC.		WAL-MART STORES ARKANSAS, LLC

By:	/s/ Daniel Eckert	By:	/s/ Daniel Eckert
Name:	Daniel Eckert	Name:	Daniel Eckert
Title:	SVP	Title:	SVP

WAL-MART STORES EAST, L.P.		WAL-MART STORES TEXAS L.P.

By:	/s/ Daniel Eckert	By:	/s/ Daniel Eckert
Name:	Daniel Eckert	Name:	Daniel Eckert
Title:	SVP	Title:	SVP

WAL-MART LOUISIANA, LLC

By:	/s/ Daniel Eckert
Name:	Daniel Eckert
Title:	SVP

GREEN DOT CORPORATION		GE CAPITAL RETAIL BANK

By:	/s/ Steven Streit	By:	/s/ Margaret M. Keane
Name:	Steven Streit	Name:	Margaret M. Keane
Title:	CEO	Title:	CEO, GE Capital Retail Bank